Exhibit 10.1

SETTLEMENT AGREEMENT

Settlement Agreement dated as of October 15, 2018 (this “Agreement”) by and among Zhanming Wu (“Wu”), having an address c/o Dachao Asset Management (Shanghai) Co., Ltd., No. 868 Puming Road, Bldg No. 5, Room 703, Shanghai, F4 200123, China, One Horizon Group, Inc., a Delaware corporation (the “Company”) having an office at 34 South Molton Street, London W1K 5RG, UK, Mark White, a director, stockholder, President and Chief Executive Officer of the Company, Martin Ward, a director, stockholder and Chief Financial Officer of the Company, Richard Vos, a director of the Company, Nicholas Carpinello, a director of the Company, and Robert Law, a director of the Company. Messrs. White, Ward, Vos, Carpinello and Law are collectively referred to hereinafter as the “Director Defendants.”

Wu, the owner of 15,000,000 shares of the Company’s common stock (the “Shares”), and warrants to purchase an additional 129,630 shares of the Company’s common stock (the “Warrant Shares”), has commenced the actions set forth on Exhibit A against the Company and the Director Defendants in the Chancery Court of the State of Delaware (the “Chancery Court”), which actions are currently pending before Vice Chancellor Joseph R. Slights, III, in the Chancery Court (the “Actions”).

The parties desire to settle the claims in the Actions without the admission of liability on the part of any party by entering into this Agreement to facilitate the Company’s efforts to raise capital through the issuance of debt and equity securities to enable it to seek to pursue its business objectives.

Capitalized terms used in this Agreement that are not otherwise defined in this Agreement shall have the respective meanings assigned to them in the exhibits and appendices attached hereto.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

SETTLEMENT OF ACTIONS

1.1 Settlement of Actions. Wu and the Company agree to the full and complete settlement of all claims asserted in the Actions in accordance with the terms, subject to the conditions and compliance with the covenants and other agreements, set forth in this Agreement.

1.2 Deliveries: (a) Immediately following the appointment by the Company’s Board of Directors of the Designated Directors (as defined herein) in accordance with Section 2.4 of this Agreement, Wu, the Company and the Director Defendants shall enter into a stipulation whereby they shall agree to stay each of the Actions and shall petition the Court of Chancery to grant the stay in each of the Actions. The stipulation shall provide that the Status Quo Order dated July 19, 2018 entered by the Chancery Court in the 225 Action shall remain in effect throughout the stay and until the 225 Action is dismissed without prejudice as provided herein. The agreement to stay each of the Actions is subject to Wu’s absolute, unfettered right to lift the stay in each such Action by notification of his decision thereof to the Chancery Court and to prosecute one or both of the Actions as provided in this Article I.

(b)       Upon the re-election of the Designated Directors by the Company’s stockholders at the Company’s 2018 annual meeting of stockholders, Wu shall cause his attorneys to file with the Chancery Court a stipulation of dismissal without prejudice with respect to the 225 Action (as defined in Exhibit A). For the avoidance of doubt, nothing in the dismissal without prejudice of the 225 Action shall act as a bar to assertion of the facts, claims or allegations in the Injunction Action (as defined in Exhibit A) and such dismissal shall not constitute waiver, acquiescence, collateral estoppel, res judicata or any other bar to assertion of the claims in the Injunction Action and the raising of any such defense to the Injunction Action shall constitute a breach of this Agreement.

(c)        Upon satisfaction of all of the following conditions (the “Dismissal Conditions”) by the Company and the Director Defendants, as applicable, Wu agrees to cause his counsel to file a stipulation of dismissal with prejudice of the Injunction Action (“Dismissal Stipulation”) in the form set forth in Exhibit B:

(i)	delivery to Wu of the 7% Promissory Note in accordance with Section 1.2(d);

(ii)	delivery to Wu of the Reimbursement Shares (defined below) in accordance with Section 1.2(d);

(iii)	registration of all of the Shares, the Reimbursement Shares, and the Warrant Shares pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”);

(iv)	the removal of the restrictive legend from the Investor Shares and any shares of the Company’s common stock held by Wu, in each case in accordance with Section 2.2;

(v)	delivery of the Investor Notes to those Investors which exercise the Put Rights contained in Section 2.3;

(vi)	the Designated Directors have become and are serving as members of the Company’s Board of Directors;

(vii)	delivery to Wu of the proxies of Messrs. White and Ward in accordance with Section 2.4(c);

(viii)	delivery to Wu of a release executed on behalf of the Company and each of the Director Defendants in favor of Wu in the form of Exhibit C annexed hereto, releasing Wu from and against any and all claims which they may ever have had against him with respect to actions occurring on or prior to the date that the release becomes effective, other than those which they may have as a result of a breach by Wu of this Agreement, provided such release shall become effective only if and when the Dismissal Stipulation in the Injunction Action is filed; and

(ix)	no breach of any other material provision of this Agreement by the Company or the Director Defendants has occurred and is continuing.

Upon satisfaction of the Dismissal Conditions by the Company and the Director Defendants, as applicable, Wu shall also deliver to Mandelbaum Salsburg, P.C., counsel to the Company, for the benefit of the Company and the Director Defendants, a release executed by Wu in favor of the Company and each of Director Defendants in the form of Exhibit D annexed hereto, releasing the Company and each of the other defendants in the Actions from and against any and all claims which Wu may ever have had against them with respect to actions occurring on or prior to the date that the release becomes effective, other than those which Wu may have as a result of a breach by the Company of this Agreement.

(d) Concurrently herewith the Company shall deliver to Wu (i) a 7% Promissory Note executed by the Company and payable to Wu in the principal amount of $500,000 due August 31, 2019 in the form of Exhibit E annexed hereto, which the Company was obligated to issue to Wu as part of the consideration for the conversion of the Company’s 8% Series A Convertible Debenture due December 22, 2017 previously held by him pursuant to an Agreement dated September 4, 2017; and (ii) shares of the Company’s common stock in such number as is determined by dividing $100,000 (which amount reflects the Company’s reimbursement of a portion of the legal expenses incurred by Wu in prosecuting the Actions) by the average of the closing prices of the Company’s shares of common stock on The NASDAQ Stock Market during the five consecutive trading days ending on the second day immediately preceding the date of this Agreement (such shares, the “Reimbursement Shares”).

1.3       If the re-election of the Designated Directors by the Company’s stockholders does not occur at the Company’s 2018 annual meeting of stockholders or such meeting is not to be held on or before December 27, 2018, Wu shall have the right in his sole discretion to prosecute the 225 Action. In the event the Court of Chancery declines to enter a stay of the 225 Action, or lifts the stay of the 225 Action prior to December 27, 2018 for any reason and the re-election of the Designated Directors by the Company’s stockholders at the Company’s 2018 annual meeting of stockholders not been completed prior thereto, Mr. Wu, at his choice, has the option to prosecute the 225 Action or dismiss the 225 Action without prejudice.

1.4 If the Dismissal Conditions shall fail to be satisfied at any time on or after March 1, 2019, Wu shall have the right in his sole discretion to prosecute the Injunction Action. In the event the Court of Chancery declines to enter a stay of the Injunction Action, or lifts the stay of the Injunction Action prior to March 1, 2019 for any reason and any of the Dismissal Conditions have not been completed prior thereto, Mr. Wu, at his choice, has the option to prosecute the Injunction Action or dismiss the Injunction Action without prejudice. In addition, if the Company or the Directors Defendants breach Section 1.2(d) or Article II of this Agreement at any time, Wu shall have the right in his sole discretion to prosecute the Injunction Action.

ARTICLE II

COVENANTS

2.1 Registration. The parties hereby agree to the Registration Rights Terms set forth in Appendix A annexed hereto as if set forth in this Section 2.1.

2.2 Removal of Restrictive Legend from Investor Shares. (a) Each of the individuals named on Exhibit F (the “Investors”) acquired the number of shares of common stock of the Company (the “Investor Shares”) set forth opposite his name on such schedule. The Company consents to the removal of the restrictive legend from the certificates representing the Investor Shares pursuant to Rule 144 under the Securities Act and will instruct its counsel to prepare a legal opinion to the Company’s transfer agent in support thereof. Such consent and opinion letter shall be delivered to the Company’s transfer agent (with a copy to Wu) within five days of the date of this Agreement. Provided that an Investor cooperates with the Company’s counsel and executes and delivers such factual certificate as it may reasonably request, if counsel shall fail to deliver its opinion within five days hereof or the Company’s transfer agent shall fail to deliver the Investor Shares without a restrictive or other legend contained thereon within seven days hereof to or for the accounts the Investors, there shall be issued to a cooperating Investor a number of shares of common stock equal to 3.0% of the number of shares attributed to him on Exhibit F for each 20-day period counsel fails to deliver such opinion or the Company’s transfer agent fails to deliver unlegended Investor Shares to an Investor, as appropriate. After the restrictive legend is removed from the certificates representing any Investor Shares, the Company shall not take any action, and shall not cause its counsel or transfer agent to take any action, to affix or re-affix any restrictive legends on, or to place any “stop transfer” order on, such Investor Shares except during any period of time when the Company is not in compliance with its reporting obligations, other than Form 8-K reports, under the Exchange Act.

(b) Upon any Company registration statement being declared effective by the SEC with respect to the registration of any shares of the Company’s common stock held by Wu, the Company will consent to the removal of the restrictive legend from the certificates representing such registered shares of the Company’s common stock and will instruct its counsel to prepare a legal opinion to the Company’s transfer agent in support thereof. Such consent and opinion letter will be delivered to the Company’s transfer agent (with a copy to Wu) within five days of the effectiveness date of such registration statement. Provided that Wu cooperates with the Company’s counsel and executes and delivers such factual certificate as it may reasonably request, if counsel shall fail to deliver its opinion within five days thereof or the Company’s transfer agent shall fail to deliver such registered shares without a restrictive or other legend contained thereon with seven days thereof to or for the account Wu, there shall be issued to Wu a number of shares of common stock equal to 3.0% of the number of shares covered by such registration statement for each 30-day period counsel fails to deliver such opinion or the Company’s transfer agent fails to deliver unlegended shares to Wu. After the restrictive legend is removed from the certificates representing any of Wu’s shares, the Company shall not take any action, and shall not cause its counsel or transfer agent to take any action, to affix or re-affix any restrictive legends on, or to place any “stop transfer” order on, such shares except during any period of time when (i) the Company is not in compliance with its reporting obligations under the Exchange Act or (ii) a stop order issued by the SEC under Section 8 of the Securities Act remains outstanding with respect to the registration statement under which the Shares, the Reimbursement Shares and the Warrant Shares are registered; provided, however, that the exception set forth in clause (ii) above shall not apply and may not be relied by the Company if the Shares, the Reimbursement Shares and the Warrant Shares can all be sold by Wu without compliance with the volume or manner-of-sale restrictions under Rule 144 under the Securities Act and the Company is in compliance with its reporting obligations under the Exchange Act.

2.3 Put Right Granted to Investors. The Company hereby grants to each of the Investors the right to demand that the Company repurchase the Investor Shares owned by him for a purchase price of $0.65 per share at any time commencing January 1, 2019, and ending December 31, 2020, to the extent not previously sold; provided that payment of the purchase price for the Investor Shares shall be made by delivery by the Company of a promissory note in the form of Exhibit G annexed hereto (the “Investor Notes”) to each demanding Investor, which Investor Note shall be payable in aggregate monthly installments of $4,000, together with accrued interest on the unpaid principal amount at the rate of 6% per annum, on the last day of each calendar month commencing the month after the month in which an Investor exercises his put right. The amount of principal payable by the Company to any Investor each month under the Investor Note in connection with the exercise of the put right with respect to less than all of the shares owned by such Investor shall be the product obtained by multiplying $4,000 times a fraction of which the numerator is the number of shares as to which the Investor has exercised his put right and the denominator of which is the number of Investor Shares ascribed to such Investor on Exhibit F.

2.4 Director Designees. (a) From and after the date hereof through and including the earlier of (i) the date as of which the number of Shares of Common Stock beneficially owned by Wu shall be less than four million five hundred thousand (4,500,000) shares and shall represent less than ten percent (10%) of the number of shares of common stock then outstanding and (ii) December 31, 2020, but in no event prior to the Company’s 2019 annual meeting of the stockholders (the earlier of such dates being the “Expiration Date”), Wu shall have the right to designate two members for appointment and election, as applicable, to the Company’s Board of Directors. Within five days of the date hereof, the Company, and the Company’s Board of Directors or committee thereof, as applicable, shall increase the authorized number of directors on the Company’s Board of Directors by two directorships, providing for a total of seven (7) directors, and shall fill the two vacancies created by such newly created directorships by appointing the two (2) individuals designated in writing by Wu from time to time (the “Designated Directors”), as directors of the Company to serve until the next annual meeting to elect the Company’s directors following the date of their appointment and until their successors are duly elected and qualified; provided that prior to such appointment each individual designated to become a director (y) provides the Company with an appropriate biography for inclusion in reports filed by the Company with the SEC and (z) consents in writing to be named as a director of the Company. If Wu shall decline to name one or both of his designees at this time, he shall be permitted to do so at any time prior to the Expiration Date. Further, if for any reason one or both of Wu’s designees shall be unwilling or unable to serve as a director, Wu may designate a substitute in his sole discretion and without any input from the Company with respect thereto. For purposes hereof, a substitute is deemed a “Designated Director.” At each annual or special meeting of the Company’s stockholders, or action by written consent, to elect the Company’s directors following the date of the Designated Directors’ appointment and to and including the Expiration Date, the Company, and the Company’s Board of Directors or committee thereof, as applicable, shall (i) nominate for re-election by the Company’s stockholders at each such annual or special meeting, or action by written consent, each of the Designated Directors to serve until the next annual meeting to elect the Company’s directors following each such election and until their successors are duly elected and qualified and (ii) recommend the election of each such Designated Director in any proxy statement or similar recommendation delivered or conveyed to the Company’s stockholders in connection with each such annual or special meeting, or action by written consent, to elect directors. In addition to the foregoing, the Company, and the Company’s Board of Directors or committee thereof, as applicable, agree to cause the nomination and election of the Designated Directors as provided in this Agreement and appoint the Designated Directors to each existing or future committee of the Company’s Board of Directors, including the compensation committee and the nominating and corporate governance committee, provided that the Director Nominees need not be members of the audit committee, and for the avoidance of doubt and in furtherance of the foregoing, the Company and the Company’s Board of Directors or committee thereof, as applicable, agree not to recommend to the Company’s stockholders for election, and not to take any other action in furtherance of the election of, in each case, any other directors to the extent the nomination and election of such other directors would cause the Designated Directors not to be nominated and elected as provided in this Agreement.

(b)       Each of Messrs. White and Ward agrees, from and after the date hereof through and including the Expiration Date, to vote, or cause to be voted, all shares of the Company’s common stock owned by them, or over which they have voting control, from time to time, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held, and at every adjournment or postponement thereof, or pursuant to any written consent of the stockholders, that the Designated Directors shall be elected to the Board of Directors. Each of Messrs. White and Ward also agrees, from and after the date hereof through and including the Expiration Date, to vote, or cause to be voted, all shares of the Company’s common stock owned by such stockholder, or over which such stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that no Designated Director is removed from office as a member of the Board of Directors prior to the first anniversary of the Expiration Date. Each of Messrs. White and Ward agrees to execute any written consents required to perform his obligations under this Agreement.

(c) Each of Messrs. White and Ward hereby appoints Wu and any designee of Wu, and each of them individually, from the date hereof until the Expiration Date (at which time this proxy shall automatically be revoked), his proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to the shares of the Company’s common stock beneficially owned by White or Ward, as applicable, with respect to the election and/or removal of the Company’s directors. Wu agrees to exercise such proxy and vote such shares of Messrs. White and Ward in accordance with the recommendations of management of the Company in any proxy statement or similar recommendation delivered or conveyed to the Company’s stockholders to the extent such recommendation is not otherwise inconsistent with this Section 2.4. This proxy and power of attorney is given to secure the performance of the duties of each of Messrs. White and Ward under this Agreement. Each of Messrs. White and Ward shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each of Messrs. White and Ward shall be irrevocable from and after the date hereof through and including the Expiration Date, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by each of Messrs. White and Ward with respect to the shares of the Company’s common stock owned by White or Ward, as applicable. The power of attorney granted by each of Messrs. White and Ward herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of such stockholder. The proxy and power of attorney granted hereunder shall terminate on the Expiration Date.

(d) Each of Messrs. White and Ward represents to Wu that he owns the number of shares of common stock of the Company set forth opposite his name on Exhibit H hereto and agrees not to dispose of, assign, pledge, sell or otherwise transfer such shares of common stock prior to the Expiration Date.

(e) The Company agrees to provide the same compensation, directors’ and officers’ liability insurance coverage, indemnification rights, advancement rights, and other benefits (e.g., reimbursement of reasonable travel expenses to attend meetings of the Company’s Board of Directors and committees thereof) to the Designated Directors that it provides to the other non-management directors on the Company’s Board of Directors.

2.5 Suspension and Termination of Certain Agreements. Upon and from the filing of the Dismissal Stipulation in the Injunction Action until September 30, 2019 (the “Side Letter Suspension Period”), Wu will not enforce his rights under (i) the “Side Letter” dated August 2, 2017, (ii) the Agreement dated September 4, 2017 (as such terms are defined in Defendants Reply Brief In Support Of Defendants’ Motion to Dismiss dated August 10, 2018), or (iii) the resignations of Mark White and Martin Ward previously delivered to Wu (such agreements in clauses (i) through (iii), collectively, the “Side Letters”); provided however, that if any of Wu’s unsold Shares, unsold Reimbursement Shares, or unsold Warrant Shares shall cease to be registered on a continuously current effective registration statement under the Securities Act at any time during the Side Letter Suspension Period, then Wu shall immediately upon the cessation of the effectiveness of such registration statement or the failure of the Company to keep such registration statement current be entitled to enforce his rights under the Side Letters (and the terms in such Side Letters shall become and be deemed to be a part of this Agreement as if set forth in this Section 2.5 and whether or not the Side Letters otherwise would have been or would be or remain enforceable as standalone agreements at such time). If the Dismissal Stipulation has been filed in the Injunction Action and the proviso set forth in the immediately preceding sentence has not previously been triggered, then on and after October 1, 2019, the Side Letters, and the terms in the Side Letters, shall be deemed void and of no further force and effect. Notwithstanding the foregoing, the Side Letters shall be deemed void and of no further force and effect on the date that Wu no longer beneficially owns any securities or other investments in the Company.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Wu as follows:

3.1. Organization, Good Standing, Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2. Authorization. The Company possesses the legal right and capacity to execute, deliver and perform this Agreement, without obtaining any approval, authorization, consent or waiver or giving any notice except for such filings as may be required to be made with NASDAQ as a result of the issuance of any shares provided for hereunder and such filings as are required by the Exchange Act. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors’ rights generally, and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.3. Conflicts; Defaults. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) violate, conflict with, or constitute a breach or default under any of the terms of its certificate of incorporation or bylaws; (ii) require any authorization, approval, consent, registration, declaration or filing with, from or to any governmental authority; (iii) violate any law, statute, judgment, decree, injunction, order, writ, rule or regulation applicable to the Company, including without limitation, the rules of The NASDAQ Stock Market applicable to the Company; or (iv) with or without the giving of notice and the lapse of time, or both, violate or constitute a breach of any material agreement to which the Company is a party.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF WU

Wu hereby represents and warrants to the Company as follows:

4.1. Due Execution and Delivery. This Agreement has been duly executed and delivered by Wu and constitutes the valid, legal and binding obligation of Wu, enforceable against Wu in accordance with its respective terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors’ rights generally, and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.2. Conflicts; Defaults. The execution and delivery of this Agreement by Wu does not, and the performance by Wu of his obligations hereunder, will not: (i) require any authorization, approval, consent, registration, declaration or filing with, from or to any governmental authority; (ii) violate any law, statute, judgment, decree, injunction, order, writ, rule or regulation applicable to Wu; or (iii) with or without the giving of notice and the lapse of time, or both, violate or constitute a breach of any material agreement to which Wu is a party.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF DIRECTOR DEFENDANTS

Each of the Defendant Directors severally but not jointly hereby represents and warrants to Wu as follows:

5.1. Due Execution and Delivery. This Agreement has been duly executed and delivered by him and constitutes his valid, legal and binding obligation, enforceable against him in accordance with its respective terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or similar laws affecting or relating to the enforcement of creditors’ rights generally, and by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.2. Conflicts; Defaults. The execution and delivery of this Agreement by each of the Director Defendants does not, and the performance by each of them of their obligations hereunder, will not: (i) require any authorization, approval, consent, registration, declaration or filing with, from or to any governmental authority; (ii) violate any law, statute, judgment, decree, injunction, order, writ, rule or regulation applicable to them; or (iii) with or without the giving of notice and the lapse of time, or both, violate or constitute a breach of any material agreement to which they are a party.

ARTICLE 6

MISCELLANEOUS

6.1. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements, statements, representations or promises, oral and written, among the parties hereto with respect to the subject matter hereof. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement.

6.2. Amendments. This Agreement may not be amended without the written consent of the parties to this Agreement.

6.3. Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of Delaware, without giving effect to principles of conflicts of law thereunder. Venue for all matters shall be in Wilmington, Delaware. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the Court of Chancery of the State of Delaware. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

6.4 Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail with a follow up copy by overnight courier, addressed as follows:

If to Wu:

Zhanming Wu

Address: c/o Dachao Asset Management (Shanghai) Co., Ltd.

No. 868 Puming Road, Bldg No. 5, Room 703

Shanghai, F4 200123, China

If to the Company and the Director Defendants:

One Horizon Group, Inc.

34 South Molton Street

London W1K 5RG, United Kingdom

Attn: Mark White, Chief Executive Officer

with a copy (which shall not constitute notice) by electronic mail to:

Mandelbaum Salsburg P.C.

1270 Avenue of the Americas, Suite 1808

New York, NY 10020

Attention: Vincent J. McGill, Esq.

E-mail: vmcgill@lawfirm.ms

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the second (2nd) day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

6.5. Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

6.6 No Third Party Beneficiaries. This Agreement is strictly between Wu, the Company and the Director Defendants, and, except as specifically contemplated by this Agreement including the exhibits hereto, no other person other than the Investors shall be deemed to be a third party beneficiary of this Agreement.

6.7 Expenses. Each of Wu, on the one hand, and the Company and the Director Defendants, on the other hand, will bear their own respective expenses, including legal fees, incurred in connection with this Agreement.

6.8. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

6.9. Severability. If any term or provision of this Agreement shall to any extent be finally determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law, provided that as so enforced, each of the parties receives substantially all of the benefits contemplated hereby.

6.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

6.11. Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the parties shall be entitled to seek an injunction to prevent breaches of this Agreement, and to seek specific enforcement of this Agreement and its terms and provisions.

6.12 Equitable Adjustment. All references herein to numbers of shares and price per share shall be appropriately adjusted in the event of any split or reverse split of the Common Stock of the Company.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the first date written above.

COMPANY:	WU:

One Horizon Group, Inc.	/s/ Zhanming Wu
Zhanming Wu

By:	/s/ Mark White
Name: Mark White
Title: President and Chief Executive Officer

DIRECTOR DEFENDANTS:

/s/ Mark White	/s/ Martin Ward
Mark White	Martin Ward
/s/ Richard Vos	/s/ Nicholas Carpinello
Richard Vos	Nicholas Carpinello
/s/ Robert Law
Robert Law

Appendix A

REGISTRATION RIGHTS TERMS

1. Capitalized terms used without definition in this Appendix A shall have the meanings assigned to them below or otherwise defined in the Agreement to which this Appendix A is attached:

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed pursuant hereto, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law based upon, or arising out of, any of such party’s obligations arising hereunder.

“Effectiveness Date” means the sixtieth day after the Filing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time-to-time, and the rules and regulations promulgated thereunder.

“Filing Date” means the date upon which the Registration Statement is filed with the SEC, which in no event shall be later than the Shelf Registration Statement Filing Date or the Additional Registration Statement Filing Date, as applicable.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Registrable Securities” means the Shares, Warrant Shares, the Reimbursement Shares, and or other securities issued upon conversion or exchange or otherwise in respect thereof, including without limitation pursuant to any stock dividend, stock split, merger, consolidation or other recapitalization transaction.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

 “Rule 415” means Rule 415 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time-to-time, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and the fees and expenses of counsel to the Wu.

“Settlement Date” means October 15, 2018.

2. (a) Not later than ten (10) days after the Settlement Date (such date, the “Shelf Registration Statement Filing Date”), the Company will file a registration statement on Form S-3 under the Securities Act for the resale by Wu of the Registrable Securities for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (the “Shelf Registration Statement”).  The Company shall use its reasonable commercial efforts to have the Shelf Registration Statement declared effective by the SEC as soon as practicable and, in any event, by the Effectiveness Date.  The Company shall keep the registration statement continuously effective and current under the Securities Act until all Registrable Securities covered by such registration statement have been sold, or may be sold without the volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), as determined by the counsel to the Company and set forth in a written opinion letter by the counsel to the Company to such effect, addressed, delivered and reasonably acceptable to the applicable transfer agent and the holders of such securities (the “Effectiveness Period”). Notwithstanding anything to the contrary set forth in this Section 2, in the event the SEC does not permit the Company to register all of the Registrable Securities in the initial Shelf Registration Statement referenced in this Section 2(a) because of the SEC’s interpretation of Rule 415 (a “415 Notice”) or otherwise, the Company shall promptly provide Wu with the written correspondence in which such objection is made by the SEC and work with counsel to Wu to prepare a written response thereto that is mutually acceptable to Wu and the Company. If the SEC continues to object to the Company’s use of the Shelf Registration Statement to register all of the Registrable Securities thereunder (the “Final Objection”), then the Company, within five (5) days thereafter, shall register in the initial Shelf Registration Statement referenced in this Section 2(a) the maximum number of Registrable Securities as is permitted by the SEC.

(b)       In the event the SEC does not permit the Company to register all of the Registrable Securities in the initial Shelf Registration Statement, the Company shall file subsequent registration statements to register the Registrable Securities that were not registered in the initial Shelf Registration Statement as promptly as practicable and in a manner permitted by the SEC and, in any event, not later than twenty (20) days after the Final Objection (such date, the “Additional Registration Statement Filing Date”). The Company shall use its reasonable commercial efforts to have the registration statement declared effective by the SEC as soon as practicable and, in any event, by the Effectiveness Date. The Company shall keep the registration statement continuously effective and current under the Securities Act during the Effectiveness Period.

(c)       The Company shall prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each registration statement and the prospectus used in connection with each such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such registration statement effective at all times during the Effectiveness Period for such registration statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition set forth in such registration statement.

3. As a condition the Company’s obligation to file the Registration Statement, Wu shall furnish such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such Registrable Securities as is reasonably required to effect the registration of the Registrable Securities.

4. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities, use its commercially reasonable efforts to cause such registration statement to become effective and take all actions necessary in order to keep such registration statement effective and current during the Effectiveness Period;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to Wu such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by him (provided that the Company would not be required to print such prospectuses if readily available to Wu from any electronic service, such as on the EDGAR filing database maintained at www.sec.gov);

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Wu; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) Promptly notify Wu at any time when a prospectus relating thereto is required to be delivered under the Securities Act, within one business day (i) of the effectiveness of such registration statement, or (ii) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and

(f) Cause all such Registrable Securities registered pursuant hereto to be listed on The Nasdaq Capital Market or nationally recognized quotation system on which similar securities issued by the Company are then listed.

5. If any registration statement is not declared effective by the SEC (or otherwise does not become effective) on or prior to its Effectiveness Date (any such failure or breach being referred to as an “Event,” and the date on which such Event occurs being referred to as the “Event Date”), provided that Wu has cooperated in the preparation of such registration statement as set forth in Section 3, then in addition to any other rights available to Wu, for each thirty (30) day period following the Event Date until the applicable Event is cured, the Company shall issue to Wu, as liquidated damages, and not as a penalty, a number of additional shares of Common Stock equal to 3% of the aggregate number of shares of Common Stock included in the Registrable Securities that remain unsold and are not registered on an effective registration statement. Partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a thirty (30) day period prior to the cure of an Event. Notwithstanding the foregoing, the maximum issuance to Wu associated with all Events in the aggregate shall not exceed 15.0% of the aggregate number of shares of Common Stock included in the Registrable Securities.

6. The Company shall pay all expenses (other than Selling Expenses), and stock transfer taxes applicable to the sale of the Registrable Securities) incurred in connection with the registration of the Registrable Securities, including all registration, filing and accounting fees, and fees and disbursements of counsel for the Company.

7.  With a view to making available the benefits of certain rules and regulations of the SEC, including Rule 144, that may at any time permit Wu to sell securities of the Company to the public without registration or pursuant to a registration on Form S-1 or Form S-3, until such time as the Registrable Securities may be sold without the volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to Wu forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Wu of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

8. (a) To the extent permitted by law, the Company will indemnify and hold harmless Wu, against any Damages, and the Company will pay to Wu any legal fees and other expenses reasonably incurred by him in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that such indemnity shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they are caused by untrue statements or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Wu, expressly for use in connection with such registration.

(b) To the extent permitted by law, Wu will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel for the Company, against any Damages, in each case only to the extent that such Damages are caused by untrue statements or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Wu expressly for use in connection with such registration; and Wu will pay to the Company and each other aforementioned Person any legal fees and other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that such indemnity shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Wu, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by Wu by way of such indemnity exceed the proceeds from the offering received by Wu (net of any Selling Expenses paid by Wu).

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel reasonably mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party, except to the extent, and only to the extent, that such failure actually and materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than as provided herein.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Appendix but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Appendix provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Appendix, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the aggregate amounts payable by Wu by way of indemnity or contribution exceed the proceeds from the offering received by Wu (net of any Selling Expenses) paid by Wu.

(e) The obligations of the Company and Wu under this Appendix shall survive the completion of any offering of the Registrable Securities in a registration under this Appendix, and otherwise shall survive the termination of this Agreement.